UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2015

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(state or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 10, 2015, Pernix Ireland Limited (“Pernix Ireland”), a wholly-owned subsidiary of Pernix Therapeutics Holdings, Inc. (the “Company”), Zogenix, Inc. (“Zogenix”) and the Company, as guarantor with respect to Pernix Ireland’s obligations, entered into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which Pernix Ireland will acquire certain assets related to the product Zohydro ER from Zogenix, including, among other things, the registered patents and trademarks, certain contracts, the new drug application and other regulatory approvals, documentation and authorizations, the books and records, marketing materials and product data relating to Zohydro ER (collectively, the “Purchased Assets”).

Under the terms of the Asset Purchase Agreement, upon the closing of the transaction (the “Closing”), Pernix Ireland will (a) pay Zogenix $30 million in cash, $3 million of which will be deposited into escrow (the “Escrow Fund”) to fund potential indemnification claims for a period of twelve (12) months following the Closing (the “Escrow Period”); (b) issue Zogenix a secured promissory note in the amount of $50 million (the “Note”); and (c) issue 1,682,086 shares of the Company’s common stock, $0.01 par value, with an approximate value of $20 million based on the $11.89 per share closing price of the Company’s common stock on the trading day immediately preceding the execution date of the Asset Purchase Agreement (the “Stock Consideration”). The Stock Consideration, which will be furnished to Pernix Ireland by the Company on the Closing date, will be issued and sold to Zogenix in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Note will mature four (4) months after the Closing (the “Initial Term”), which maturity date may be extended in Pernix Ireland’s sole discretion by up to an additional two (2) months and, upon the occurrence of certain other events up to an additional four (4) months, for an aggregate extension of the maturity date to ten (10) months from the Closing.  The Note may be prepaid in whole or in part at any time without interest, and bears interest at a rate per annum equal to the sixth-month LIBOR rate plus 3.00% during the Initial Term, and the sixth-month LIBOR rate plus 5.00% thereafter.  Interest is payable upon the prepayment of any principal (but only as to interest accrued in respect of such principal amount being prepaid), and upon the maturity date of the Note, and the Note is subject to customary events of default, including cross-defaults to certain defaults under the Company’s debt facilities, and will be secured by substantially all of the Purchased Assets.  Upon repayment of the Note, $7 million of the $50 million payable thereunder will be deposited into the Escrow Fund to fund potential indemnification claims through the remainder of the Escrow Period. Upon the issuance of the Note, Pernix Ireland and Zogenix will enter into a security agreement (the “Security Agreement”) pursuant to which Pernix Ireland will grant Zogenix a continued security interest in substantially all the Purchased Assets and all proceeds and products derived therefrom.  Pursuant to the terms of the Asset Purchase Agreement, the Company has guaranteed Pernix Ireland’s obligations under the Note and the Security Agreement.

In addition to the consideration paid at Closing, Zogenix is eligible to receive additional cash payments of up to $283.5 million based on the achievement of pre-determined milestones, including a $12.5 million payment upon approval by the U.S. Food and Drug Administration of a third generation product currently in development in collaboration with Altus Formulation Inc. and up to $271 million in potential sales milestones.  Under the terms of the Asset Purchase Agreement, over 80% of the value of the sales milestones is tied to the achievement of net sales targets ranging from $500 million to $1 billion, and Pernix Ireland has agreed to use Commercially Reasonable Efforts (as defined in the Asset Purchase Agreement) to meet such milestones.  Furthermore, Pernix Ireland will assume responsibility for Zogenix’s obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Zohydro ER business arising after the Closing date.  Zogenix will retain all liabilities associated with the Zohydro ER business arising prior to the Closing date.

In connection with the acquisition of the Zohydro ER business, the Company will seek to retain certain employees of Zogenix, including the field sales force of approximately 100 sales professionals and additional personnel related to the Zohydro ER business (the “Zohydro Employees”).

The Asset Purchase Agreement contains customary representations, warranties and covenants, including covenants to cooperate in seeking regulatory approvals, as well as Zogenix’s agreement not to compete in the single entity, extended-release hydrocodone market for five (5) years following the Closing.  The obligation of Pernix Ireland to purchase the Zohydro ER business is subject to the satisfaction or waiver of a number of conditions set forth in the Asset Purchase Agreement, including (i) the accuracy of the representations and warranties and compliance with covenants contained in the Asset Purchase Agreement, (ii) the absence of any law or order by any governmental authority that would make illegal or otherwise prohibit the consummation of the transactions under the Asset Purchase Agreement, (iii) all required consents of, notifications to and filings with any governmental authority shall have been made and any waiting periods shall have expired, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the absence of any actions or proceedings challenging or seeking to restrain or prohibit any of the transactions under the Asset Purchase Agreement, (v) there not having been a material adverse effect with respect to Zogenix’s Zohydro ER business, (vi) the delivery to Pernix Ireland (and, as applicable, the Company) of a transition services agreement, registration rights agreement, escrow agreement and other ancillary transaction documents and receipt of third party consents, and (vii) other customary conditions.  In addition, Zogenix is required to extinguish all encumbrances on the assets to be sold to Pernix Ireland, including the security interests previously granted to Oxford Finance LLC and Silicon Valley Bank (together, the “Lenders”)  pursuant to Zogenix’s loan and security agreement, dated December 30, 2014, with the Lenders (the “Loan and Security Agreement”).  Finally, in addition to indemnification provisions customary for transactions of this nature, Zogenix has also agreed to indemnify the Company for certain intellectual property matters up to an aggregate amount of $5 million.

The Company expects the Closing to occur during April 2015, subject to the satisfaction of the foregoing closing conditions.  Pernix Ireland and Zogenix may terminate the Asset Purchase Agreement if the Closing has not occurred by May 9, 2015, provided that if the Closing has not occurred due to lack of governmental approval, the Closing may be extended up to sixty (60) additional days to obtain such approval. Pernix Ireland and Zogenix may also terminate the Asset Purchase Agreement by mutual consent, for a material uncured breach by the other party or if a final governmental order prohibiting the transaction is issued.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which the Company expects to file with the Company’s applicable Quarterly Report on Form 10-Q. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. In reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Asset Purchase Agreement to be characterizations of the actual state of facts or conditions of the Company, Pernix Ireland or the Zohydro ER business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the U.S. Securities and Exchange Commission (the “SEC”). The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing and likelihood of closing the Zohydro ER transaction and hiring the Zohydro Employees. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the uncertainty of approval under the HSR Act for the proposed sale of Zohydro ER; the parties’ ability to satisfy the conditions to closing the proposed transaction on the anticipated timeline or at all; the Company’s ability to repay the Note when expected; the Company’s success in hiring the Zohydro Employees and ability to manage such employees following the Closing; the Company’s ability to successfully integrate the Zohydro ER business into its operations and realize the anticipated benefits of this acquisition; potential litigation costs that may arise due to opposition to the proposed transaction; and other risks detailed in the Company’s public periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Asset Purchase Agreement, the Note and the Security Agreement is hereby incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 concerning the Company’s unregistered sale of equity securities, through Pernix Ireland, to Zogenix under the Asset Purchase Agreement is hereby incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: March 12, 2015	By:	/s/ Sanjay S. Patel
Sanjay S. Patel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015.